Amendment

The Investment Advisory Agreement by and between Sentinel Group Funds, Inc. and Sentinel Asset Management, Inc. (as successor to Sentinel Advisors Company) dated March 1, 1993 ("Agreement") is hereby amended as of May 4, 2007 by deleting and replacing Paragraph 3 "Compensation of Advisor" with the following:

"3. Compensation of Advisor
    _______________________

     As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

Fund                                             Fee
Balanced                                         0.55% per annum on the first $200 million of its average
                                                 daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600 million
                                                 of such assets; 0.40% per annum on the next $1 billion of
                                                 such assets; and 0.35% per annum on such assets over $2
                                                 billion

Capital Growth                                   0.70% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

Common Stock                                     0.70% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

Georgia Municipal Bond                           0.45% per annum on the first $1 billion of the Fund's
                                                 average daily net assets; 0.40% per annum on the next $1
                                                 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

Government Securities (1)                        0.55% per annum on the first $200 million of the Fund's
                                                 average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600
                                                 million of such assets; 0.40% per annum on the next $1
                                                 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

Growth Leaders                                   0.90% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.85% per annum on the next $300 million of such assets; 0.80% per annum on the next $200
                                                 million of such assets; 0.70% per annum on the next $1
                                                 billion of such assets; and 0.60% of such assets over $2
                                                 billion

Fund                                             Fee
International Equity                             0.70% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

Mid Cap Growth                                   0.70% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

Mid Cap Value                                    0.75% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

Short Maturity Government (1)                    0.55% per annum on the first $200 million of the Fund's
                                                 average daily net assets; 0.50% per annum on the next $200 million of such assets; 0.45% per annum on the next $600
                                                 million of such assets; 0.40% per annum on the next $1
                                                 billion of such assets; and 0.35% on such assets in excess of $ 2 billion

Small Company                                    0.70% per annum on the first $500 million of the Fund's
                                                 average daily net assets; 0.65% per annum on the next $300 million of such assets; 0.60% per annum on the next $200
                                                 million of such assets; 0.50% per annum on the next $1
                                                 billion of such assets; and 0.40% of such assets over $2
                                                 billion

U.S. Treasury Money Market                       0.40% per annum on the first $300 million of the Fund's
                                                 average daily net assets; and 0.35% per annum on such
                                                 assets in excess of $300 million

(1) When determining the breakpoint for the advisory fee for the Government Securities Fund, its assets are aggregated with the Short Maturity Government Fund. In determining the breakpoint for the advisory fee for the Short Maturity Government Fund, its assets are aggregated with the Government Securities Fund.

The amounts payable to Advisor shall be based upon the value of the net assets as of the close of business each day. Such amounts shall be paid monthly."

The parties have executed this Amendment to the Agreement effective as of the date first set forth above.

SENTINEL GROUP FUNDS, INC.                   SENTINEL ASSET MANAGEMENT, INC.


/s/ Christian W. Thwaites                    /s/ Christian W. Thwaites
_________________________                    _________________________

Christian W. Thwaites                        Christian W. Thwaites
President & Chief Executive Officer          President & Chief Executive Officer